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Exhibit 3.44

Office Of The Secretary Of State
Corporations Division

Articles Of Amendment
Of
Articles Of Incorporation

Article One
The Name Of The Corporation Is:

        WFI Georgia Inc.

Article Two
The Corporation Hereby Adopts The Following Amendment To Change The Name Of The
Corporation.
The New Name Of The Corporation Is;

        Kratos Southeast, Inc.

Article Three
The Amendment Was Duly Adopted By The Following Method (choose one box only)

  ☐
  The amendment was adopted by the incorporators prior to the issuance of shares.

  ☐
  The amendment was adopted by a sufficient vole of the shareholders.

  ☐
  The amendment was adopted by the board of directors without shareholder action as shareholder action was not required.

Article Four
The Date Of The Adoption Of The Amendment Was:

        October 24, 2007

Article Five
The Undersigned Does Hereby Certify That A Notice To Publish The Filing Of Articles Of
Amendment To Change The Corporation's Name Along With The Publication Fee Of $40.00
Has Been Forwarded To The
Legal Organ Of The County Of The Registered Office As Required By O.C.G.A. §14-2-1006.1

        IN WITNESS WHEREOF, the undersigned has executed these Articles Of Amendment

On November 5, 2007 (Date)	/s/ Chris Caulson, Vice President (Signature And Capacity in which signing)

 ARTICLES OF AMENDMENT
OF
SUNTECH SYSTEMS, INC.

        Pursuant to the provisions of the Georgia Business Corporation Code, the corporation hereinafter named (the 'Corporation") does hereby adopt the following Articles of Amendment.

  1.
  The name of the corporation is Suntech Systems, Inc.

  2.
  Article 1 of the Articles of Incorporation of the corporation is hereby amended so as henceforth to read as follows:

The name of the Corporation is as follows, to wit:

"WFI Georgia Inc."

  3.
  The Amendment herein provided for was adopted by the Board of Directors of the Corporation on December 2, 2005. without shareholder action in accordance with the provisions of Section 14-2-1005 of the Georgia Business Corporation Code. THE corporation has not issued shares. Shareholder action was not required.

  4.
  The effective time and date of these Articles of Amendment shall be at the time and date it is filed.

/s/ Chris Caulson Chris Caulson Vice President, Finance

 CERTIFICATE OF MERGER
OF
PRECISE POWER PLANNING, INC.,
a Georgia corporation
WITH AND INTO
SUNTECH SYSTEMS, INC.,
a Georgia corporation

I.

        The Board of Directors and the sole shareholder of Precise Power Planning, Inc., a Georgia corporation ("Precise Power"), and the Board of Directors and the sole shareholder of SunTech Systems. Inc., a Georgia corporation ("SunTech Systems") have duly approved an Agreement and Plan of Merger pursuant to Section 14-2-1103 of the Georgia Business Corporation Code.

II.

        Precise Power shall be merged with and into SunTech Systems, and the name of the surviving corporation shall be "SunTech Systems, Inc."

III.

        The Articles of Incorporation of SunTech Systems shall be amended and restated as set forth in Exhibit "A" attached hereto.

IV.

        The Bylaws of SunTech Systems shall be amended and restated as set forth in the Agreement and Plan of Merger.

V.

        The Agreement and Plan of Merger, which has been duly authorized by all of the directors and all of the shareholders of Precise Power and SunTech Systems, is on file at the principal place of business of SunTech Systems, which is located at 844 Livingston Court, Marietta, Georgia 30067.

VI.

        A copy of the Agreement and Plan of Merger will be provided by SunTech Systems, on request and without cost, to any shareholder of SunTech Systems or Precise Power.

VII.

        This Certificate of Merger shall become effective on the date on which this Certificate of Merger is filed by the Secretary of State of Georgia.

        IN WITNESS WHEREOF, this Certificate of Merger has been executed by the duly authorized officers of Precise Power and SunTech Systems on this 30th day of June, 2001.

SUNTECH SYSTEMS, INC., a Georgia corporation
By:	/s/ David G. Fichtner David G. Fichtner, President
PRECISE POWER PLANNING, INC., a Georgia corporation
By:	/s/ Eric G. Fichtner Eric G. Fichtner, President

 EXHIBIT "A"

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
SUNTECH SYSTEMS, INC.

1.

        The name of the Corporation (the "Corporation") is SUNTECH SYSTEMS, INC.

2.

        The Corporation has authority to issue an aggregate of One Million (1,000,000) shares of stock having no par value that together have unlimited voting rights and that together are entitled to receive the net assets of the Corporation upon dissolution. Said shares of stock may be referred to as "Common Stock".

3.

        The purpose for which the Corporation is organized is to conduct any business and engage in any activities not specifically prohibited to corporations for profit under the laws of the State of Georgia, and the Corporation shall have all powers necessary to conduct such businesses and engage in such activities, including but not limited to, the powers enumerated in the Georgia Business Corporation Code, or any amendment thereto.

4.

        No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of duty-of care or other duty as a director, other than liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. If the Georgia Business Corporation Code is hereafter amended to authorize the further limitation or elimination of the liability of a director, then the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the amended Georgia Business Corporation Code. Any repeal or modification of this Article 4 shall be prospective only, and shall not adversely affect any. limitation or elimination of the personal liability of a director of the Corporation existing at the time of such repeal or modification.

5.

        No shareholder shall have the preemptive right to subscribe for or to purchase any shares or other securities issued by the Corporation.

6.

        The Corporation shall, to the fullest extent permitted by the provisions of the Georgia Business Corporation Code, as the same may be amended and supplemented, indemnify any and all persons whom it shall- have power to indemnify under said provisions from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, said provisions, and any indemnification effected under this provision shall not be deemed exclusive of rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.

        Subject to the provisions of Section 14-2-704 of the Georgia Business Corporation Code, any action required by the Georgia Business Corporation-Code to be taken at a meeting of the shareholders of the Corporation or any action which may be taken -at a meeting of the shareholders may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

8.

        The duration of' the Corporation shall be perpetual.

9.

        The street address and the county of the registered office of the Corporation in the State of Georgia is 844 Livingston Court, Marietta, Cobb County, Georgia 30067. The name of the registered agent of the Corporation at said registered office is David G. Fichtner.

10.

        The mailing address of the principal office of -the Corporation is 844 Livingston Court, Marietta, Georgia 30067.

 CERTIFICATE

        I, Jennifer M. Crane hereby certify that a request for publication of the Notice of Merger by and between Precise Power Planning, Inc. and with and into SunTech Systems, Inc. and payment therefor have been mailed to the Marietta Daily Journal, as required by Section 14-2-1105.1 of the Georgia Business Corporation Code.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 11th day of July, 2001.

/s/ Jennifer M. Crane Jennifer M. Crane

14-2-1006 Articles of amendment for:

(1)
Suntech Electric, Inc.

(2)
Suntech Electric, Inc. hereby gives notice of an article of amendment which will change the name of Suntech Electric, Inc. to Suntech Systems, Inc. The registered office of the corporation is located at 1675 Lower Roswell Road, Marietta, GA 30068.

(3)
N/A

(4)
Adopted this 3rd day of March, 1998.

(5)
This amendment was adopted by the board of directors without shareholder action. Shareholder action was not required.

(6)
N/A

14-2-1006.1 Publication of notice of change of name;

(a)
The request for publication of a notice of intent to file articles of amendment to change the name and payment therefor has been made as required by subsection (b) of Code section 14-2-1006.1.

I hereby verify-on behalf of Suntech Electric, Inc. that the above statements are true.

/s/ David G. Fichtner David G. Fichtner—President	3-3-98 Date

STATE OF GEORGIA	COBB COUNTY

ARTICLES OF INCORPORATION

OF

SUNTECH ELECTRIC, INC.

1.

        The name of the Corporation is an follows, to wit:

SUNTECH ELECTRIC, INC.

2.

        The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

3.

        The Corporation has perpetual duration.

4.

        The Corporation is a Corporation for profit and is organized for the following purposes:

          A.    To engage in the business of providing technical. electrical contracting and installation services to businesses and the general public.

          B.    To do all and everything necessary and proper for the accomplishment of any of the purposes, or the attaining of any of the objects, or the furtherance of the purposes and objects, enumerated in these Articles of Incorporation, or any amendment thereof, necessary and incidental to the protection and benefit of the Corporation, and, in general, either alone or in association with other associations, corporations, firms, or individuals, to carry on any lawful pursuit necessary or incidental to the accomplishment of the purposes or the attainment of the objects, or the furtherance of such purposes or objects, of this Corporation; and to enter into any other lawful business from time to time, without limitation.

5.

        The Corporation has authority to issue not sore than FIFTY THOUSAND (50,000) shares of common stock of $1.00 par value.

6.

        The Corporation shall not commence business until it shall have received not less than Five Hundred and No/100 ($500.00) Dollars in payment for the issuance of shares of stock.

7.

        The initial Registered Office of the Corporation is 3651 Cherokee Road, Suite M-1, Acworth, Cobb County, Georgia 30101, and the name of its initial Registered Agent at such address is Jesse B. Brannan, III.

8.

        The number of Directors constituting the initial Board of Directors is One (1), and the name and address of the person who shall serve as the Sole Director of the Corporation until the first Annual Meeting of Stockholders, or until their successor/s shall be elected and shall qualify, is:

DAVID G. FICHTNER
P.O. Box 71361
Marietta, Georgia 30067—1361

9.

        The name and address of the incorporator is

Jesse E. Brennan, III
3651 Cherokee Road, Suite M-1
Acworth, Georgia 30101.

10.

        A copy of the Certificate of the Secretary of State of the State of Georgia, attesting to the availability of the name for the Corporation, is attached hereto as an exhibit.

        DATED, in Acworth, Georgia, this 22nd day of                  , 1990.

/s/ Jesse E. Brannen, III Jesse E. Brannen, III, Incorporator
JESSE E. BRANNEN, III, Attorney at Law 3651 Cherokee Road, Suite M-2 Acworth, Georgia 30101 (404) 974-8889

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  Exhibit 3.44
Office Of The Secretary Of State Corporations Division
Articles Of Amendment Of Articles Of Incorporation
Article One The Name Of The Corporation Is
Article Two The Corporation Hereby Adopts The Following Amendment To Change The Name Of The Corporation. The New Name Of The Corporation Is;
Article Three The Amendment Was Duly Adopted By The Following Method (choose one box only)
Article Four The Date Of The Adoption Of The Amendment Was
Article Five The Undersigned Does Hereby Certify That A Notice To Publish The Filing Of Articles Of Amendment To Change The Corporation's Name Along With The Publication Fee Of $40.00 Has Been Forwarded To The Legal Organ Of The County Of The Registered Office As Required By O.C.G.A. §14-2-1006.1
ARTICLES OF AMENDMENT OF SUNTECH SYSTEMS, INC.
CERTIFICATE OF MERGER OF PRECISE POWER PLANNING, INC., a Georgia corporation WITH AND INTO SUNTECH SYSTEMS, INC., a Georgia corporation
EXHIBIT "A"
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SUNTECH SYSTEMS, INC.
CERTIFICATE
ARTICLES OF INCORPORATION OF SUNTECH ELECTRIC, INC.
SUNTECH ELECTRIC, INC.